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BA0/175013.01

         LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC.

                      ARTICLES OF AMENDMENT


           Legg  Mason Partners Variable Portfolios  I,  Inc.,  a
Maryland  corporation, having its principal office  in  Baltimore
City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

           FIRST: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable High Yield Bond Portfolio, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable Global High Yield Bond Portfolio, a series of capital stock of the Corporation.

           NINTH: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

           TENTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on September 1, 2006.
           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.



WITNESS:                      LEGG MASON PARTNERS VARIABLE
                              PORTFOLIOS I, INC.


By:
        Thomas C. Mandia      By:
       Assistant Secretary
                                      R. Jay Gerken
                                      Chairman, President and
                                      Chief Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Legg Mason Partners Variable Portfolios I, Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.





                                      R. Jay Gerken
                                           Chairman, President
                               and Chief
                                           Executive Officer